================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ________________________


                                   FORM 8-KSB
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  February 11, 1997


                          ETC TRANSACTION CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                Alberta, Canada
                 (State or Other Jurisdiction of Incorporation)


         333-07069                                      75-2578619
  (Commission File Number)               (I.R.S. Employer Identification Number)


5025 Arapaho Road, Suite 515, Dallas, Texas                      75248
(Address of Principal Executive Offices)                      (Zip Code)


                                 (972) 980-0900
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


================================================================================

                  INFORMATION INCLUDED IN REPORT ON FORM 8-KSB

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

         On May 1, 1996, ETC Transaction Corporation, f/k/a Solo Petroleums Ltd. (the "Registrant"), entered into that certain Agreement and Plan of Merger (the "Merger Agreement") with Electronic Transmission Corporation, a Texas corporation ("ETC-Texas"), whereby ETC-Texas would be merged (the "Merger") with and into the Registrant, with the Registrant being the surviving corporation.The Merger provides that each share of issued and outstanding common stock of ETC-Texas, no par value (the "ETC-Texas Common Stock"), shall be converted into the right to receive one and one-fourth shares of common stock, $0.001 par value (the "Common Stock"), of the Registrant. As of February 11, 1997, the Registrant had 2,007,145 issued and outstanding shares of Common Stock, while ETC-Texas had issued and outstanding 7,153,601 shares of ETC-Texas Common Stock. As a result of the Merger, the shareholders of ETC-Texas received 8,942,001 shares of Common Stock in exchange for all of the issued and outstanding shares of ETC-Texas Common Stock. As a result of the Merger and upon completion of the exchange of securities, the former shareholders of ETC-Texas will beneficially own and control approximately 82% of the issued and outstanding shares of the Registrant's Common Stock. For additional information regarding the Merger Agreement and the Merger, please see "Item 2. Acquisition and Disposition of Assets" below.

         L. Cade Havard, the Chairman, President and Chief Executive Officer of the Registrant, beneficially owns and controls 3,052,868 shares of Common Stock or 27.9% of the issued and outstanding Common Stock of the Registrant and is therefor the control person of the Registrant. The following table provides certain information based on the outstanding securities of the Registrant as of February 11, 1997, and gives effect to the Merger with respect to each director and each beneficial owner of more than 5% of the Common Stock and all corporate officers and directors of the Registrant as a group.

                                                                                 Amount of            Percent of
                               Name and Address                                 Beneficial           Outstanding
                           of Beneficial Owner(1)(2)                             Ownership           Common Stock
       -------------------------------------------------------------       ---------------------     ------------
       L. Cade Havard(3)(4)                                                    3,052,868(4)(5)          27.88
       Sterling National Corporation(5)                                            243,868               2.23
       Anneal Osbon Havard(6)                                                      500,000               4.57
       Elaine Boze(3)(7)                                                           165,465               1.51
       Louann C. Smith(8)                                                           32,034                 *
       Ann C. McDearmon(9)                                                          33,334                 *
       Timothy P. Powell(3)(10)                                                    375,000               3.42
       David O. Hannah(3)                                                          910,678               8.32
       Michael Eckstein(3)                                                             -0-                -0-
       Rick L. Snyder(3)                                                               -0-                -0-
       Edward Bollinger(11)(12)                                                     13,000                 *
       Katherine L. MacDonald(11)(12)                                               10,000                 *
       All executive officers and directors as a group (10 persons as            4,592,379              41.94
        to the Registrant)

______________________________
*     Indicates less than 1%.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days following the date of this Current Report upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Current Report have been exercised. Unless otherwise noted, the Registrant believes that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them.

(2) Unless otherwise indicated, the address of each beneficial owner identified is: c/o the Registrant, 5025 Arapaho Road, Suite 515, Dallas, Texas 75248.

(3)   Director of the Registrant.

(4) Includes (i) options to purchase 100,000 shares of Common Stock at an exercise price of $0.001 per share upon the effectiveness of the Merger;
      (ii) 500,000 shares of Common Stock issued in the name of Mr. Havard's minor children over which Mr. Havard exercises sole voting and investment power; and (iii) 931,710 shares of Common Stock issued in the name of Sterling National Corporation ("Sterling"), of which Mr. Havard is the sole shareholder.

(5) Includes 243,668 shares of Common Stock issued in the name of Sterling, but which are held for the benefit of certain former employees of Sterling who are presently employed by the Registrant pursuant to options (the "Sterling Options") to purchase such shares at an exercise price of $0.001 per share over various vesting periods. The Sterling Options have no expiration date, but are cancelable upon the termination of the holder as an employee of the Registrant. Mr. Havard has been designated trustee of the shares underlying the Sterling Options pursuant to a Voting Trust Agreement, dated January 26, 1995, between Sterling and the holders of the Sterling Options and, therefore, has sole voting and investment control over said shares until such time as the Sterling Options are exercised. It is anticipated that within 90 days of the date of this Current Report, Mr. Havard will resign as trustee of the Sterling Options and that an unaffiliated person or entity will be retained as trustee under the terms of the Voting Trust Agreement. Any shares subject to the Sterling Options which are not exercised will revert to Sterling.

(6) Anneal Havard is the wife of L. Cade Havard. Ms. Havard exercises sole voting and investment control over the 500,000 shares of Common Stock of which she is the record holder.

(7) Does not include options to purchase 83,334 shares of Common Stock under Sterling Options granted to Ms. Boze which vest on March 1, 1998.

(8) Does not include options to purchase 16,667 shares of Common Stock under Sterling Options granted to Ms. Smith which vest on March 1, 1998.

(9) Does not include options to purchase 16,667 shares of Common Stock under Sterling Options granted to Ms. McDearmon which vest on March 1, 1998.

(10) Includes Sterling Options to purchase 375,000 shares of Common Stock at $0.001 per share which became exercisable on March 1, 1996 and May 10, 1996 and which will become exercisable on March 31, 1997, all options expire upon Mr. Powell's termination as an employee of the Company. Does not include Sterling Options to purchase 125,000 shares of Common Stock which vest on March 1, 1998.

(11)  Former Directors of the Registrant.  See "Item 5. Other Events."

(12) Includes options to purchase 10,000 shares of Common Stock at an exercise price of $1.50 per share, which options expire on June 15, 1997.

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

      On May 1, 1996, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Electronic Transmission Corporation, a Texas corporation ("ETC-Texas") pursuant to which ETC-Texas would be merged with and into the Registrant. As a result of the merger transaction (the "Merger"), each issued and outstanding share of common stock, no par value, of ETC-Texas (the "ETC-Texas Common Stock") would be exchanged for one and one-fourth shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"). The Merger was conditioned upon the continuance and domestication of the Registrant into the State of Delaware (the "Continuance") and the ratification of the terms and conditions of the Merger Agreement by the shareholders of the Registrant and ETC-Texas, respectively. ETC-Texas is in the business of providing an electronic medical claims-flow process whereby paper medical claims are electronically scanned and transposed into images formatted for the claims payor for adjudication and payment. ETC-Texas provides automated processing services of health care claims for (i) self-insured companies that administer their own health care plans and pay their own medical claims, (ii) third-party administrators that administer health care plans and pay medical claims for self-insured companies, (iii) preferred provider organizations, and (iv) other managed care organizations that offer discounts for medical claims and reprice those claims to reflect discounts offered by providers to payors.

      At a special meeting of the shareholders of ETC-Texas held on January 31, 1997, the shareholders of ETC-Texas ratified and approved the terms and conditions of the Merger Agreement and authorized the Board of Directors of ETC- Texas to effect the Merger. At the Registrant's annual meeting held on February 11, 1997, the shareholders of the Registrant ratified and approved both the Continuance and the Merger Agreement and authorized the Board of Directors of the Registrant to effect the Merger. The Merger is to be deemed effective upon acceptance of the applicable Continuance and Merger documents as filed with the appropriate authorities in the States of Delaware and Texas.
See "Item 7.  Financial Statements and Exhibits."

      As a result of the approval and ratification of the Continuance and the Merger by the shareholders of the Registrant and the Merger by the shareholders of ETC-Texas, the Registrant will continue and domesticate into the State of Delaware and will be deemed organized under the laws of the State of Delaware. The corporate affairs of the Registrant will be governed by the Certificate of Incorporation, as filed with the Secretary of State of Delaware, and Bylaws attached hereto as Exhibits 3.2 and 3.3, respectively. Furthermore, the Registrant is reflecting as outstanding the 8,942,000 shares of Common Stock issued in exchange for 7,153,601 shares of ETC-Texas Common Stock, which represents all the issued and outstanding shares of ETC-Texas. As a result of the Merger, the former shareholders of ETC-Texas own and control approximately 82% of all of the issued and outstanding shares of the Registrant's Common Stock.

      The Registrant and ETC-Texas intend for the merger transaction to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Registrant and ETC-Texas are each parties to the reorganization within the meaning of Section 368(b) of the Code and the Registrant and ETC-Texas will not recognize any gain or loss as a result of the Merger. The Merger is in effect a reverse acquisition and will be accounted for as a recapitalization of ETC-Texas, with ETC-Texas as the acquirer.

ITEM 5.  OTHER EVENTS.

      To facilitate the Merger, the Registrant has modified its Board of Directors. Effective February 11, 1997, Edward Bollinger and Katherine L. MacDonald have resigned as directors of the Registrant and Elaine Boze, Timothy
P. Powell, Michael Eckstein, David L. Hannah and Rick L. Snyder have been elected as members of the Board of Directors to serve in such capacity until the next annual meeting of shareholders of the Registrant or until their sooner death, resignation or removal. The resignations of Ms. MacDonald and Mr. Bollinger were not as a result of any dispute or disagreement with management of the Registrant.

      Effective February 11, 1997, the name of the Registrant has been changed to Electronic Transmission Corporation, with the Certificate of Incorporation of the Registrant being duly amended to reflect the change of name.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      The following financial statements, pro forma financial information and exhibits are filed as a part of this report.


         Item                                                                                                Page
         ----                                                                                                ----
         (a)        Audited  Financial Statements of  Electronic Transmission Corporation as  of and for
                    the years ended December 31,  1994 and 1995 and the nine months  ended September 30,
                    1996 and  notes thereto together with  the Report of  Independent Accountants

                                                                                                                  7
                                                                                                             ----------
         (b)        Pro  Forma Condensed Combined  Financial Statements  of ETC  Transaction Corporation
                    and Electronic Transmission Corporation (unaudited)                                          28
                                                                                                             ----------

                            Pro  Forma  Condensed  Combined Balance  Sheet  for  the  nine months  ended
                            September 30, 1996                                                                   28
                                                                                                             ----------

                            Pro Forma Condensed  Combined Statement of  Operations for  the nine  months
                            ended September 30, 1996                                                             30
                                                                                                             ----------
                            Pro  Forma Condensed Combined Statement of Operations for the 52 Weeks Ended
                            December 31, 1995                                                                    33
                                                                                                             ----------

                            Notes to Pro Forma Condensed Financial Statements                                    34
                                                                                                             ----------
         (c)        The following exhibits are filed as part of this report.

           Exhibits:
           --------
           2.1      Agreement and Plan  of Merger dated as of  May 1, 1996, by and among the  Registrant and Electronic
                    Transmission Corporation.
           2.2      Certificate of Merger, dated February 11, 1997, as filed with the Secretary of State of Delaware.

           2.3      Articles of Merger, dated February 11, 1997, as filed with the Secretary of State of Texas.
           3.1      Certificate of Domestication of the Registrant from Alberta, Canada to the State of Delaware.

           3.2      Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware.

           3.3      Bylaws of the Registrant.
           23.1     Consent  of Simonton,  Kutac  & Barnidge,  L.L.P.  as to  the  financial statements  of  Electronic
                    Transmission Corporation.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ETC TRANSACTION CORPORATION
                                    (Registrant)


                                    By:       /s/ L. Cade Havard
                                        ---------------------------------------
                                        L. CADE HAVARD, Chief Executive Officer
Dated:   February 12, 1997

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
of Electronic Transmission Corporation:

We have audited the accompanying balance sheets of Electronic Transmission Corporation as of December 31, 1994 and 1995 and September 30, 1996, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electronic Transmission Corporation as of December 31, 1994 and 1995 and September 30, 1996, and the results of operations and its cash flows for the years ended in conformity with generally accepted accounting principles.

As described in Note 2, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced accumulated net losses of $2,868,036 and has not generated any significant revenue since its inception. Additionally, the Company's current assets exceeded its current liabilities by $10,930 at September 30, 1996. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. Unless the Company obtains additional financing, it will not be able to meet its obligations as they come due and it will be unable to execute its long-term business plan. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SIMONTON, KUTAC & BARNIDGE, L.L.P.

Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

November 27, 1996

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                                 BALANCE SHEETS


                                     ASSETS



                                                      December 31,         December 31,        September 30,
                                                          1994                 1995                 1996
                                                   -----------------     ----------------     ---------------
Current Assets:
    Cash  and cash equivalents                     $           1,000      $      114,885      $       159,178
   Accounts receivable
     Trade                                                        --               7,059              248,211
     Shareholder                                                  --              82,744               25,972
     Employees                                                    --               5,734               30,822
   Current portion, capital lease
     receivable                                                   --                  --               24,478
   Prepaid assets                                                 --               9,204               17,786
                                                   -----------------      --------------      ---------------

       Total Current Assets                                    1,000             219,626              506,447
                                                   -----------------      --------------      ---------------

Property and Equipment, net                                       --             137,348              404,409
                                                   -----------------      --------------      ---------------

Other Assets:
    Capital lease receivable                                      --                  --               34,233
    Deposits and other                                            --                  --                9,584
                                                   -----------------      --------------      ---------------

       Total Other Assets                                         --                  --               43,817
                                                   -----------------      --------------      ---------------

Total Assets                                       $           1,000      $      356,974      $       954,673
                                                   =================      ==============      ===============





  The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                           BALANCE SHEETS (CONTINUED)


                       LIABILITIES & STOCKHOLDERS' EQUITY


                                                       December 31,         December 31,        September 30,
                                                          1994                  1995                 1996
                                                   -----------------     ----------------     ----------------
Current Liabilities:
    Accounts payable                               $              --     $        56,340      $       181,998
    Accrued expenses                                              --                 809               81,929
Accrued payroll and taxes                                         --             109,131              193,128
    Current portion, capital lease
       obligations                                                --                  --               60,322
                                                   -----------------      --------------      ---------------

       Total Current Liabilities                                  --             166,280              517,377

Note payable                                                      --                  --              779,575
Long-term capital lease obligations                               --                  --               68,949
                                                   -----------------      --------------      ---------------

       Total Liabilities                                          --             166,280            1,365,901
                                                   -----------------      --------------      ---------------

Commitments and Contingencies

Stockholders' equity:
    Preferred stock, no par value,
         2,000,000 shares authorized;
         no shares issued and outstanding                         --                  --                   --
    Common stock, no par value,
         8,000,000 shares authorized;
         1,000; 6,158,210; 7,153,601
         shares issued and outstanding,
         respectively                                          1,000           1,494,023            2,435,637
    Additional paid-in-capital - stock options                    --                  --              231,171
    Deficit accumulated during
         development stage                                        --          (1,303,329)          (3,078,036)
                                                   -----------------     ---------------      ---------------

         Total Stockholders' Equity                               --             190,694             (411,228)
                                                   -----------------     ---------------      ---------------

Total Liabilities & Stockholders' Equity           $           1,000     $       356,974      $       954,673
                                                   =================     ===============      ===============





   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                           STATEMENTS OF OPERATIONS

    FOR THE PERIODS FROM DECEMBER 22, 1994 (INCEPTION) TO SEPTEMBER 30, 1996


                                                   For the                                                      For the
                                                Period from           For the             For the Nine         Period from
                                               Inception to         Year Ended            Months Ended        Inception to
                                                December 31,        December 31,           September 30,      September 30,
                                                   1994                 1995                   1996               1996
                                               --------------       ------------         ---------------    ---------------
Service revenues earned
    during development stage                     $         --        $    66,612          $       570,025   $      636,637
                                                 ------------        -----------          ---------------   --------------

Costs and Expenses:
    Direct costs incurred
       during development stage                            --             40,764                  287,947          328,711
    Start up costs                                         --            939,347                  395,866        1,335,213
    Research and development                               --            179,830                1,469,858        1,649,688
    General and administrative                             --                 --                  191,061          191,061
                                                 ------------        -----------          ---------------   --------------

       Total Costs and Expenses                            --          1,159,941                2,344,732        3,504,673
                                                 ------------        -----------          ---------------   --------------

Loss from operations                                       --         (1,093,329)              (1,774,707)      (2,868,036)


Income tax expense                                         --                 --                      --               --
                                                 ------------         ----------           --------------    -------------

Net loss                                         $         --         (1,093,329)          $   (1,774,707)   $  (2,868,036)
                                                 ============         ==========           ==============    =============


Loss per common share:
       Primary and fully-diluted                 $         --        $     (0.32)          $        (0.26)
                                                 ============         ==========           ==============

Weighted average common
    shares outstanding:
       Primary and fully-diluted                           53          3,377,069                6,824,522
                                                 ============         ==========           ==============





   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                       STATEMENT OF STOCKHOLDERS' EQUITY



                                                                                Add'l.         Deficit
                                                         Common Stock           Paid-In      Accumulated
                                           ----------------------------------   Capital       During the
                                                      $ Per                      stock       Development
                                         Shares       Share           Amount     Options         Stage           Total
                                         ------      --------      -----------  ---------   -------------    -------------
Balance at  December 22,1994
  (date of inception)                          --    $     --      $        --     $   --       $     --      $        --

  Issuance of shares for cash               1,000      1.0000            1,000         --             --            1,000
                                        ---------                  -----------     ------       --------      -----------

Balance at  December 31, 1994               1,000                        1,000         --             --            1,000

  Issuance of shares for business       3,965,100      0.0052           20,751         --             --           20,751
  Dividend paid                                --                           --         --       (210,000)        (210,000)
  Issuance of shares for cash              79,000      0.0040              316         --             --              316
  Issuance of shares for cash
     to related party                      50,000      0.0040              200         --             --              200
  Issuance of shares for cash             268,449      0.0373           10,000         --             --           10,000
  Issuance of shares for cash              20,000      0.0500            1,000         --             --            1,000
  Issuance of shares for cash
     to related party                       4,800      0.0600              288         --             --              288
  Issuance of shares for cash             258,288      0.1192           30,793         --             --           30,793
  Issuance of shares for cash             271,430      0.2210           60,000         --             --           60,000
  Issuance of shares for cash              16,000      0.3125            5,000         --             --            5,000
  Issuance of shares for cash               5,200      0.3846            2,000         --             --            2,000
  Issuance of shares for cash             120,212      0.6322           76,000         --             --           76,000
  Issuance of shares for cash              26,667      0.7500           20,000         --             --           20,000





   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                  Add'l.        Deficit
                                                   Common Stock                  Paid-In      Accumulated
                                     ---------------------------------------     Capital       During the
                                                      $ Per                       Stock       Development
                                        Shares        Share         Amount       Options         Stage           Total
                                     -----------   -----------   -----------   -----------    -----------    -----------
  Issuance of shares for cash             58,824        0.8500        50,000          --             --           50,000
  Issuance of shares for cash
     to related party                     50,000        0.8640        43,200          --             --           43,200
  Issuance of shares for cash            202,000        1.0000       202,000          --             --          202,000
  Issuance of shares for cash            582,040        1.2500       727,550          --             --          727,550
  Issuance of shares for cash
     to related party                     55,200        1.2500        69,000          --             --           69,000
  Issuance of shares for cash              3,000        1.5000         4,500          --             --            4,500
  Issuance of shares for cash              5,000        2.5000        12,500          --             --           12,500
  Issuance of shares for services
     to related party                      4,000        1.0000         4,000          --             --            4,000
  Issuance of shares for furniture
    and equipment                         16,000        2.1200        33,925          --             --           33,925
  Issuance of shares on conversion
     of convertible debentures            96,000        1.2500       120,000          --             --          120,000
Net loss                                    --                          --            --       (1,093,329)    (1,093,329)
                                     -----------                 -----------   -----------    -----------    -----------

Balance at December 31, 1995           6,158,210                   1,494,023          --       (1,303,329)       190,694

  Issuance of shares for cash             20,000        1.2500        25,000          --             --           25,000
  Issuance of shares for cash             36,000        1.2500        45,000          --             --           45,000
  Issuance of shares for cash             65,000        1.2500        81,250          --             --           81,250
  Issuance of shares for cash             38,000        1.2500        47,500          --             --           47,500
  Issuance of shares for cash             26,000        1.2500        32,500          --             --           32,500
  Issuance of shares for cash              2,400        0.8333         2,000          --             --            2,000
  Issuance of shares for cash             60,900        1.2500        76,125          --             --           76,125
  Issuance of shares for services         10,625        1.0000        10,625          --             --           10,625
  Issuance of shares for cash             68,000        1.2500        85,000          --             --           85,000
  Issuance of shares for cash              5,000        0.2000         1,000          --             --            1,000
  Issuance of shares for cash              3,000        1.0000         3,000          --             --            3,000
  Issuance of shares for cash             16,800        1.2500        21,000          --             --           21,000
  Issuance of shares for cash              2,000        1.0000         2,000          --             --            2,000
  Issuance of shares for cash             10,000        1.2500        12,500          --             --           12,500
  Issuance of shares for services         12,000        1.0000        12,000          --             --           12,000
  Issuance of shares for services         80,000        1.0000        80,000          --             --           80,000
  Issuance of shares for services         40,000        1.0000        40,000          --             --           40,000
  Issuance of shares for cash             40,000        0.5000        20,000          --             --           20,000



   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                       STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                  Add'l.        Deficit
                                                   Common Stock                  Paid-In      Accumulated
                                     ---------------------------------------     Capital       During the
                                                      $ Per                       Stock       Development
                                        Shares        Share         Amount       Options         Stage           Total
                                     -----------   -----------   -----------   -----------    -----------    -----------
   Issuance of shares for services       120,000        1.0000       120,000          --             --          120,000
   Issuance of shares for cash           118,000        1.0010       110,008          --             --          110,008
   Issuance of shares for cash           106,666        0.0010           106          --             --              106
   Issuance of shares for cash           115,000        1.0000       115,000          --             --          115,000

Compensation expense                        --            --            --         231,171           --          231,171

Net loss                                    --            --            --            --       (1,774,707)    (1,774,707)
                                     -----------                 -----------   -----------    -----------    -----------

Balance,
   September 30, 1996                  7,153,601                 $ 2,435,637   $   231,171    $(3,078,036)   $  (411,228)
                                     ===========                 ===========   ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)



                            STATEMENTS OF CASH FLOWS

    FOR THE PERIODS FROM DECEMBER 22, 1994 (INCEPTION) TO SEPTEMBER 30, 1996

                                                      For the                                                 For the
                                                    Period from         For the         For the Nine        Period from
                                                   Inception to        Year Ended       Months Ended       Inception to
                                                    December 31,       December 31,     September 30,       September 30,
                                                       1994               1995              1996                1996
                                                  ---------------   ---------------    ---------------   ---------------
Cash Flows from Operations:
  Net loss                                        $            --   $    (1,093,329)   $    (1,774,707)  $    (2,868,036)
Adjustments to Reconcile Net Loss to
  Net Cash Provided (Used) by
   Operations:
    Non-cash issuance of common
     stock for services rendered                               --             4,000            262,625           266,625
    Non-cash compensation from stock options                   --                --            234,285           234,285
    Depreciation and amortization                              --            32,173             82,015           114,188
    Increase in accounts receivable-trade                      --            (7,059)          (241,152)         (248,211)
    Increase in employee advances                              --            (5,734)           (25,088)          (30,822)
(Increase) decrease in advances
     to shareholders                                           --           (82,744)            56,772           (25,972)
    Increase in prepaid expenses                               --            (9,204)            (8,582)          (17,786)
    Increase in deposits and other assets                      --                --             (9,584)           (9,584)
    Increase in accounts payable                               --            56,340            125,658           181,998
     Increase in accrued expenses                              --               809             81,120            81,929
    Increase in accrued payroll and taxes                      --           109,131             83,997           193,128
                                                  ---------------   ---------------    ---------------   ---------------
  Net Cash Used in Operations                                  --          (995,617)        (1,132,641)       (2,128,258)
                                                  ---------------   --------------     ---------------   ---------------

Cash Flows from Investing Activities:
    Payments on capital leases receivable                      --                --              5,749             5,749
    Purchases of furniture and equipment                       --          (114,845)          (258,084)         (372,929)
                                                  ---------------   ---------------    ---------------   ---------------
  Net Cash Used in Investing Activities                        --          (114,845)          (252,335)         (367,180)
                                                  ---------------   --------------     ---------------   ---------------

Cash Flows from Financing Activities:
    Issuance of convertible debentures                         --           120,000                 --           120,000
    Dividend paid                                              --          (210,000)                --         (210,000)
    Proceeds from note payable                                 --                --            779,575           779,575
    Payments on capital leases payable                         --                --            (26,181)          (26,181)
    Issuances of common stock for cash                      1,000         1,314,347            675,875         1,991,222
                                                  ---------------   ---------------    ---------------   ---------------
  Net Cash Used in Financing Activities                     1,000         1,224,347          1,429,269         2,654,616
                                                  ---------------   ---------------    ---------------   ---------------

Net increase in cash                                        1,000           113,885             44,293           159,178
Cash, beginning of period                                      --             1,000            114,885               --
                                                  ---------------   ---------------    ---------------   ---------------
Cash, end of period                               $         1,000   $       114,885    $       159,178   $       159,178
                                                  ===============   ===============    ===============   ===============





   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND

Electronic Transmission Corporation ("ETC" or "Company") is currently in the development stage as it has had no significant revenue. ETC is developing its business plan to provide electronic transaction processing services to the health care market. The principal service being developed is the electronic capture and transfer of medical claims for on-line eligibility verification and adjudication between health care providers, self-insured organizations, third party administrators and other managed care organizations.

Background -- ETC was incorporated in the state of Texas on December 22, 1994. On April 19, 1995, the Company entered into an agreement to purchase the rights to the technology and business of electronically editing and transmitting medical claims from providers to payment organizations (the Purchased Business) from Sterling National Corporation ("SNC") by issuing 3,965,100 common shares and a cash payment of $210,000. SNC is a company wholly-owned and controlled by ETC's Chairman of the Board, C.E.O. and majority shareholder. The transaction was accounted for using the purchase method as follows:

                 Assets Acquired:
                    Accounts receivable                                          $           5,630
                    Computer hardware                                                        1,403
                    Computer software                                                       13,718
                                                                                 -----------------
                       Total tangible assets                                                20,751

                 Consideration Paid:
                    Cash                                                         $         210,000
                    3,965,100 common shares                                                 20,751
                                                                                 -----------------
                       Total Consideration                                                 230,751
                                                                                 -----------------

                 Dividend paid to shareholder                                    $         210,000
                                                                                 =================

Treatment of the excess cash consideration paid for the acquired business is accounted for as a deemed dividend in accordance with generally accepted accounting principles. Goodwill was not recorded since this transaction was consummated with a related party and this treatment would have constituted a step-up in basis. The transaction is reflected in the financial statements on the date the transaction occurred (April 19, 1995), in accordance with generally accepted accounting principles.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

The following supplemental schedule reflects the transaction had the purchase
taken place on December 22, 1994.   There was no effect on the statement of
operations for the period of inception to December 31, 1994.

                                                                                     Pro-forma
                                                                                   December 31,
                                                                                       1994
                                                                                 -----------------
                 Assets:
                       Accounts Receivable                                       $           5,630
                       Equipment                                                            15,121
                                                                                 -----------------
                                                                                 $          20,751
                                                                                 =================


                       Liabilities and Stockholder's Equity:
                           Accounts payable                                      $        (209,000)
                           Stockholder's Equity                                            188,249
                                                                                 -----------------
                                                                                 $          20,751
                                                                                 =================


Cash Equivalents -- For purposes of the statements of cash flows, the Company considers any short-term cash investment with a maturity of three months or less to be a cash equivalent.

Accounts receivable -- The Company's trade receivables arise from sales in the normal course of business. ETC uses the allowance method to account for uncollectible accounts; in management's opinion, all accounts are collectible and no allowance is necessary at December 31, 1995 and September 30, 1996.

Revenue recognition - The Company recognizes revenue when services are performed.

Office Furniture and Equipment -- Office furniture, computer equipment and office equipment, and software are stated at cost. Maintenance and repairs are charged to operating expense. Costs of significant improvements and renewals are capitalized. Depreciation is provided on the straight-line basis over the following useful lives:

                                                                                      Useful
                                                                                       Lives
                                                                                 -----------------
                       Office furniture                                               5 years
                       Computer and office equipment                                  3 years
                       Computer software                                              3 years
                       Leasehold improvements                                         5 years

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

Periodically, the Company evaluates whether changes have occurred that would require revision of the remaining estimated useful lives of the equipment or rendered the value of the equipment not recoverable. The recoverability is evaluated by estimating the future cash flows expected to result from use of the asset and its eventual disposition. Equipment as of December 31, 1995, is not considered to be impaired.

Start-Up Costs -- Start-up costs incurred during the period of developing ETC's business plan are expensed as incurred in accordance with generally accepted accounting principles.

Research and Development -- Research and development costs incurred are expensed as incurred in accordance with generally accepted accounting principles.

Income Taxes -- ETC utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Loss Per Share -- Loss per common share was calculated by dividing the Company's net loss by the weighted average common shares outstanding. Common stock equivalents were excluded from the calculation as such inclusion would have had an anti-dilutive effect; therefore, fully diluted earnings per share is considered to be the same as primary earnings per share. Loss per common share assuming full dilution was calculated in the same manner as described above, except that those shares that were issued in connection with debt conversions were assumed to be outstanding for the entire period.

Use of Estimates and Assumptions -- Management uses estimates and assumptions in preparing its financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Stock-based Compensation -- The Company compensated certain employees for services rendered by issuing shares of common stock to these individuals during 1995. The measurement date for determining compensation costs is the date of the grant. Compensation cost is the excess, if any, of the quoted market price of the stock at grant date over the amount the employee must pay to acquire the
stock.   Compensation cost is recognized as an expense over the period of employment attributable to the option.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

New Accounting Standards -- In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS
123), was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees to either be included as compensation expense in the income statement or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements commencing with the Company's 1996 fiscal year. ETC adopted SFAS 123 on January 1, 1996. The Company will continue to measure compensation costs using the "intrinsic value based method" of accounting for stock issued to employees.

NOTE 2 - GOING CONCERN AND CONTINUED OPERATIONS

The financial statements have been prepared on the assumption that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern. ETC sustained a net operating loss of $1,093,329 and $1,774,707 during the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively, and has accumulated losses of approximately $2,868,036 since December 22, 1994 (Inception). Cash used by operating activities and dividends for the same periods aggregated $995,617 and $1,132,641, respectively. Additionally, at September 30, 1996, ETC's current assets exceeded its current liabilities by $10,930. ETC's continued existence depends upon the success of management's efforts to raise sufficient capital to execute its business plan.

Management plans to mitigate the going concern issues by marketing its services to large self-insured insurance companies to develop its customer base and increase profitability. Management believes that it will be successful in generating sufficient cash to support its operations. There can be no degree of assurance that the Company will be successful in raising additional working capital or executing its business plan to the extent that it will be profitable.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 3 - OFFICE FURNITURE AND EQUIPMENT

The following is a summary of office furniture and equipment:

                                                                           December 31,        September 30,
                                                                               1995                1996
                                                                         ---------------      --------------
                 Furniture                                               $        43,056      $        64,348
                 Computer & Office Equipment                                      68,752              342,319
                 Computer Software                                                57,713              111,929
                 Leasehold Improvements                                               --                  839
                                                                         ---------------      ---------------
                                                                                 169,521              519,435
                 Less:  accumulated depreciation                                 (32,173)            (115,026)
                                                                         ---------------      ---------------
                                                                         $       137,348      $       404,409
                                                                         ===============      ===============

Depreciation expense was $0 and $32,173 for 1994 and 1995, respectively, and $82,853 for the nine months ended September 30, 1996.

NOTE 4 - LEASE OBLIGATIONS RECEIVABLE

The Company, as lessor, has entered into a non-cancelable lease for service equipment. Future minimum lease payments receivable under non-cancelable leases at September 30, 1996 are as follows:

             For the Twelve Months Ended                                     Capital
                    September 30,                                             Leases
           ----------------------------------                            ---------------
                         1997                                            $        29,248
                         1998                                                     29,248
                         1999                                                      7,312
                                                                         ---------------

    Total minimum lease payments                                                  65,808
       Less: amount representing interest                                         (7,097)
                                                                         ---------------

    Present value of minimum lease payments                                       58,711
       Less: current portion                                                     (24,478)
                                                                         ---------------

   Long-term capital lease obligation                                    $        34,233
                                                                         ===============

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 5 - CONVERTIBLE DEBENTURES

At various times throughout 1995 the Company issued convertible debentures totalling $120,000. These debentures bore interest at 12% per annum and were convertible into common shares at the option of the holder at a conversion rate of one common share per $1.25 of debenture being converted. As of December 31, 1995 all debenture holders had exercised their options and converted their debentures into a total of 96,000 common shares.

NOTE 6 - LEASE OBLIGATIONS PAYABLE

The Company, as lessee, has entered into various non-cancelable leases for service equipment, vehicles, and office facilities. The cost of assets subject to capital leases included in office furniture and equipment amounted to $90,992 less accumulated depreciation of $14,626 at September 30, 1996. Future minimum lease payments under non-cancelable leases at September 30, 1996 are as follows:

             For the Twelve Months Ended                                     Capital              Operating
                    September 30,                                             Leases               Leases
            -----------------------------                                ---------------      ---------------
                         1997                                            $        70,535      $       176,561
                         1998                                                     66,612              182,256
                         1999                                                      6,322              187,952
                         2000                                                         --              193,647
                      Thereafter                                                      --              199,342
                                                                         ---------------      ---------------

    Total minimum lease payments                                                 143,469      $       939,758
                                                                                              ===============
       Less: amount representing interest                                        (14,198)
                                                                         --------------

    Present value of minimum lease payments                                      129,271
       Less: current portion                                                     (60,322)
                                                                         ---------------

   Long-term capital lease obligation                                    $        68,949
                                                                         ===============

Rent expense during the years ended December 31, 1994 and 1995 for all operating leases was $0 and $49,988, respectively, and is included in operating expenses. Rent expense during the nine months ended September 30, 1996 for all operating leases was $82,554, respectively, and is included in operating expenses.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 6 - LEASE OBLIGATIONS PAYABLE (CONTINUED)

In April 1996, The Company entered into an equipment lease agreement and stock option agreement with a leasing company which is recorded as a capital lease by the Company. The agreement is for a term of five years and allows the Company to lease certain equipment for amounts specified in the agreement with rental payments due on the first of each month. As of September 30, 1996, monthly payments required under the lease agreement amounted to $5,879 expiring in 1998. The Company has agreed to escrow all accounts received which are derived from the use of this equipment, less third party costs, until any class of securities of ETC, or any company with which ETC merges, is registered under the Securities Exchange Act of 1934 or otherwise becomes publicly traded, or the funds in escrow equal the total purchase price of the equipment as stated in the agreement.

At any time during the term of the agreement, the leasing company has the right to 1) sell to ETC any or all of the equipment in exchange for the number of shares of ETC common stock, or stock of any company with which ETC merges, that is equal to the purchase of the equipment divided by $1.25 per share or, 2) purchase, at $1.25 per share, the number of shares of ETC stock, or stock of the merged company, equal to the purchase price of the equipment divided by 1.25, and give ETC the option to purchase the equipment at the end of the lease for $1.00; provided, that if ETC issues, agrees to issue or grants an option to purchase ETC stock to any other person for a price less than $1.25 per share, the price payable to the leasing company will be reduced to such lower price.

The leasing company agreement contains certain restrictive covenants which (i) require ETC to escrow all accounts received which are derived from the use of this equipment, less third party costs, through March 31, 1996 or until any class of stock is registered with the SEC are otherwise becomes publicly traded, or the funds in escrow equal the total purchase price of the equipment, and (ii) restrict ETC from issuing additional securities before ETC merges with a public company. ETC is in violation of each of these covenants and has obtained a waiver from the leasing company which releases ETC from any claims under the escrow requirement and violations relating to the issuance of securities.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 7 - LINE OF CREDIT

Under the agreement with the leasing company discussed in Note 6, ETC has obtained a $500,000 line of credit from the leasing company to be used as working capital. ETC may draw from this line up to 80% of its accounts receivable that are under 65 days past due. To secure this line of credit, ETC will pledge shares of its common stock on a two for one basis (i.e., two dollars trade value of its stock for every one dollar drawn from the line of credit). ETC will pay a loan origination fee, beginning three months after ETC merges with a public company, in an amount equal to 10% of the leasing company's exposure under this agreement including the amount spent to purchase equipment and the amount drawn on the line of credit. This fee will be a cumulative amount calculated each quarter. As of September 30, 1996, the Company has made no draws on this line of credit.

NOTE 8 - INCOME TAXES

ETC has net operating loss carryforwards approximately $2,605,000 that are available to offset its future income tax liability. The net operating loss carryforwards expire in the year 2010. The realization of the benefits from these net operating loss carryforwards appears uncertain due to going concern questions and the possible effects of the ETC Transaction Corporation merger. Accordingly, a valuation allowance of $372,000 and $885,000 has been recorded at December 31, 1995 and September 30, 1996, respectively, against the deferred tax asset resulting from the net operating loss carryforward. There are no other significant temporary differences for financial and income tax reporting purposes at December 31, 1994 or 1995 and September 30, 1996.

NOTE 9 - STOCK OPTIONS

The Company has issued various stock options to employees of ETC which are considered compensatory. Stock options were initially granted by the ETC during 1995 and no stock options were vested as of December 31, 1995. Vesting varies by employee agreement ranging from 2 to 3 years.

A summary of the status of stock options is set forth below:

                                       Year ended             Period ended
                                    December 31, 1995      September 30, 1996
                                    -----------------      ------------------
                                             Weighted                Weighted
                                              Average                 Average
                                             Exercise                Exercise
Fixed Options                       Shares     Price        Shares     Price
-------------                       ------   --------      -------   --------

Outstanding, beginning of period        --         --       675,000   $0.001
Granted                            675,000     $0.001       260,000   $0.001
Exercised                               --         --      (108,333)  $0.001
Forfeited/expired                       --         --      (125,000)  $0.001
                                  --------                ---------
Outstanding, end of period         675,000     $0.001       701,667   $0.001
                                  ========                =========
Options exercisable, end of
  period                                --         --        13,333   $0.001
                                  ========                =========

Weighted average fair value
  of options granted during
  the year                        $   1.25                $    1.12
                                  ========                =========

The following table summarizes information about fixed stock options outstanding at September 30, 1996:

Range of exercise prices                           $0.001 per common share
Weighted average remaining contractual life        2.98 years
Weighted average exercise price                    $0.001 per common share

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




Compensation costs will be recognized as an expense over the periods of employment attributable to the options at an amount equal to the excess of the fair market value of the stock at the measurement over the amount the employee must pay. The measurement date is generally the grant date. As of December 31, 1994 and 1995, no compensation cost was recognized as expense. Future compensation expense to be recorded in subsequent periods as of December 31, 1994 and 1995, was $0 and $474,540, respectively. Compensation cost totalling $231,171 was recognized as expense during the fiscal year ended September 30, 1996. Future compensation expense to be recorded in subsequent periods as of September 30, 1996 was $646,796. Had compensation cost for ETC's stock-based compensation been determined on the fair value at the grant dates for awards with the method of FASB Statement 123, ETC's net loss and loss per share would have been unchanged.

NOTE 10 - COMMITMENTS

On April 19, 1995, ETC entered into an agreement with Texas Administrators, Inc. ("TAI"), a third party administrator for medical claims. The agreement called for TAI to assign the rights to third party administrator accounts for a total purchase price of $75,000, representing 1.15 times one year's contracted revenue. Of the purchase price, $35,000 was paid to TAI subsequent to year end. Additionally, ten (10) monthly payments of $4,000 commencing June 10, 1995, are payable to TAI under an executed promissory note.

The agreement called for ETC to enter into consulting agreements with each of the 3 key employees/sole shareholders of TAI. The consulting agreements called for each of the individuals to assist ETC in retaining and servicing the assigned accounts and to seek out new third party administrator accounts for which the individuals would be paid commissions. The consulting agreements were for a period of one year commencing April 30, 1995. The Company intended to use TAI's third party administrator accounts as a basis to test ETC's electronic processing work flow system for processing self-insured medical claims.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 10 - COMMITMENTS (CONTINUED)

On June 1, 1995, ETC terminated the agreement for breach of contract, claiming the medical claims accounts assigned were not in full force and effect. As of December 31, 1995, ETC has received $26,232 as third party administrator fees from accounts assigned by TAI. ETC does not expect to be successful in recovering the $35,000 paid to TAI for the accounts, and accordingly, the amount has been expensed in 1995 as research and development third party administrator fees. During 1996, ETC settled with TAI for the net amount of $5,000.

On April 22, 1995, ETC also purchased office furniture from TAI having an estimated value of $33,925, with the issuance of 16,000 common shares of ETC to TAI.

In December 1995, the Company entered into an agreement with a marketing firm
to assist in obtaining and servicing customers.   A member of the marketing
firm is a member of the Board of Directors. Compensation for services rendered to the Company will be paid through November 1997 on a monthly basis equal to 15% of the gross realized revenue from new accounts obtained on behalf of the Company by the firm. In return, the Company has agreed to market the services offered by the marketing representative and will be paid monthly over the same term an amount equal to 10% of the gross realized revenue from new accounts obtained on behalf of the firm by the Company.

In September 1996, ETC made a two-year agreement with a large national self-insured company to provide electronic transaction processing services for insurance claims. As of September 30, 1996, revenues from this customer amounted to approximately 65% of total revenues and trade accounts receivable include $141,406 of accounts receivable from this customer.

ETC is engaged in a marketing strategy of utilizing a 90-day trial period with other organizations. These agreements allow for a 90-day trial period for processing claims and ETC has been successful in providing the service at a fee of $1 per claim.

Effective June 1, 1996, the Company issued 220,000 stock warrants which expire on June 15, 1997, and allow the holder of each warrant to purchase one share of common stock at a price of $1.50 per share.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 11 - PROPOSED MERGER

As of September 30, 1996, ETC is negotiating a merger with ETC Transaction Corporation, formerly known as Solo Petroleum Ltd. ETC Transaction Corporation is presently attempting to reorganize its affairs and is primarily inactive. The merger would be effected by ETC Transaction Corporation issuing 1.25 shares for each issued and outstanding common share in ETC. As of September 30, 1996, ETC has 7,153,601 shares issued and outstanding and accordingly, the merger would result in the issuance of 10,949,146 shares in ETC Transaction Corporation for all of the issued and outstanding common shares of Electronic Transmission Corporation.

The merger is in effect a reverse acquisition and will be accounted for as a recapitalization of Electronic Transmission Corporation, with Electronic Transmission Corporation as the acquirer. Accordingly, no goodwill or other intangible assets will be recorded.

NOTE 12 - RELATED PARTY TRANSACTIONS

On May 15, 1996, the Company received a cash advance of $779,575 from ETC Transaction Corporation to be used as working capital to fund its post-merger business plan. The capital for the ETC Transaction Corporation cash advance was raised in a private placement offering of ETC Transaction Corporation common stock.

The Company advanced funds for working capital infusions to SNC during 1995 and 1996. As of December 31, 1995 and September 30, 1996, the Company had a receivable of $82,744 and $25,972, respectively, from SNC.

At September 30, 1996, the Company has a trade receivable due from Electra-net, L.C., a company wholly-owned and operated by the Chairman of the Board, C.E.O. and majority shareholder of ETC. The receivable totalling $51,513 relates to administrative fees for providing computer processing for medical claims.

The Company has an agreement to purchase equipment from SNC. The relationship exists through SNC's purchase contract with an equipment wholesaler which allows SNC to purchase equipment at a significant discount. Since the Company is able to purchase the equipment from SNC at the discounted price, the Company intends to utilize this relationship for capital expenditures as deemed necessary in the future. The Company will record the equipment purchases at SNC's cost.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 13 - CASH FLOW SUPPLEMENTAL INFORMATION

The following is a schedule of required supplemental cash flow information:

                                                           1994                1995                 1996
                                                   -----------------     ----------------     ---------------
                 Interest paid                     $              --     $          6,424     $         6,955
                                                   =================     ================     ===============

                 Income taxes paid                 $              --     $             --     $            --
                                                   =================     ================     ===============

Non-cash investing and financing activities included the following:

The Company purchased assets valued at $155,452 through capital lease obligations during the nine months ended September 30, 1996.

The Company disposed of assets with a carrying value of $64,460 through a capital lease receivable during the nine months ended September 30, 1996.

During the year ended December 31, 1995 and the nine months ended September 30, 1996, the Company issued common stock shares for services rendered at $1 per share in the total amount of $4,000 and $262,625, respectively.

                          ETC TRANSACTION CORPORATION

                      PRO-FORMA BALANCE SHEET (UNAUDITED)

                               SEPTEMBER 30, 1996


                                     ASSETS


                                                      ETC           Electronic
                                                  Transaction      Transmission        Pro Forma
                                                  Corporation       Corporation       Adjustments       Combined
                                               ----------------  -----------------  ---------------  --------------
Current Assets:
  Cash and cash equivalents                    $            140  $         159,178   $           --   $     159,318
  Accounts receivable
      Trade                                                  --            248,211               --         248,211
      Shareholder                                            --             25,972               --          25,972
      Employees                                              --             30,822               --          30,822
  Current portion, capital lease
      receivable                                             --             24,478               --          24,478
  Prepaid assets                                             --             17,786               --          17,786
                                               ----------------  -----------------   --------------   -------------

      Total Current Assets                                  140            506,447               --         506,587

Property and Equipment, net                                  --            404,409               --         404,409
                                               ----------------  -----------------   --------------   -------------

Other Assets:
  Note receivable                                       779,575                 --         (779,575)            --
  Current portion, capital lease
      receivable                                             --             34,233               --          34,233
  Deposits and other                                         --              9,584               --           9,584
                                               ----------------  -----------------   --------------   -------------

      Total Other Assets                                779,575             43,817         (779,575)         43,817
                                               ----------------  -----------------   --------------    ------------

Total Assets                                   $        779,715  $         954,673   $     (779,575)   $    954,813
                                               ================  =================   ==============    ============

                          ETC TRANSACTION CORPORATION

                               SEPTEMBER 30, 1996

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                       ETC           Electronic
                                                   Transaction      Transmission        Pro Forma
                                                   Corporation      Corporation        Adjustments      Combined
                                               ----------------- -----------------  ---------------  --------------
Current Liabilities:
  Accounts payable                             $          26,919 $         181,998  $            --  $    208,917
  Accrued expenses                                        48,345            74,440               --       122,785
  Accrued payroll and taxes                                   --           193,128               --       193,128
  Current lease obligations                                   --            60,322               --        60,322
  Loan payable                                            23,182             7,489               --        30,671
  Short term debentures                                   52,500                --               --        52,500
                                               ----------------- -----------------  ---------------  ------------
           Total Current Liabilities                     150,946           517,377               --       668,323

Note payable                                                  --           779,575         (779,575)          --
Long-term capital leases                                      --            68,949               --        68,949
                                               ----------------- -----------------  ---------------  ------------

      Total Liabilities                                  150,946         1,365,901         (779,575)      737,272
                                               ----------------- -----------------  ---------------  ------------

Stockholders' equity:
  Preferred stock, $1 par value,
     2,000,000 shares authorized;
     no shares issued and outstanding                         --                --               --            --
  Common stock, $0.001 par value,
     15,000,000 shares authorized;
     10,949,146 shares issued
     and outstanding                                   1,704,569         2,435,637               --     4,140,206
  Additional paid-in-capital -
     stock options                                            --           231,171               --       231,171
  Accumulated deficit                                 (1,075,800)       (3,078,036)              --    (4,153,836)
                                               -----------------  ----------------   --------------  ------------

      Total Stockholders' Equity                         628,769          (411,228)              --       217,541
                                               ----------------- ----------------   ---------------  ------------

  Total Liabilities and
      Stockholders' Equity                     $         779,715 $         954,673  $      (779,575) $    954,813
                                               ================= =================  ===============  ============

                          ETC TRANSACTION CORPORATION

                 PRO-FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996



                                                      ETC           Electronic
                                                  Transaction      Transmission        Pro Forma
                                                  Corporation       Corporation       Adjustments       Combined
                                               ----------------- -----------------  ---------------  --------------
Service revenues earned during
  development stage                            $             --  $         570,025   $          --    $     570,025
                                               ----------------- -----------------   --------------   -------------

Costs and Expenses:
  Direct costs incurred during
     development stage                                       --            287,947               --         287,947
  Start up costs                                             --            395,866               --         395,866
  Research and development                                   --          1,469,858               --       1,469,858
  General and administrative                                 --            191,061               --         191,061
                                               ----------------- -----------------   --------------   -------------

     Total Costs and Expenses                                --          2,344,732               --       2,344,732
                                               ----------------  -----------------   --------------   -------------

Loss from operations                                         --         (1,774,707)              --      (1,774,707)

Other Income (Expense):
  Other income                                              572                 --               --             572
  Interest expense                                       (7,875)                --               --          (7,875)
                                               ----------------  -----------------   --------------   ------------

      Total Other Income (Expense)                       (7,303)                --               --          (7,303)
                                               ----------------  -----------------   --------------   ------------

Loss before income tax expense                           (7,303)        (1,774,707)              --      (1,782,010)

Income tax expense                                           --                --                --              --
                                               ----------------- -----------------   --------------   -------------
Net loss                                       $         (7,303) $      (1,774,707)  $           --   $  (1,782,010)
                                               ================  =================   ===============  =============

Loss per common share:
      Primary and fully-diluted                                                                       $       (0.18)
                                                                                                      =============

Weighted average common
   shares outstanding:
      Primary and fully-diluted                                                                       $   9,998,724
                                                                                                      =============

                          ETC TRANSACTION CORPORATION

                      PRO-FORMA BALANCE SHEET (UNAUDITED)

                               DECEMBER 31, 1995


                                     ASSETS


                                                      ETC           Electronic
                                                  Transaction      Transmission        Pro Forma
                                                  Corporation       Corporation       Adjustments       Combined
                                               ----------------- -----------------  ---------------  --------------
Current Assets:
  Cash and cash equivalents                    $             143 $         114,885  $            --  $      115,028
  Accounts receivable
      Trade                                                   --             7,059               --           7,059
      Shareholder                                             --            82,744               --          82,744
      Employees                                               --             5,734               --           5,734
  Prepaid assets                                              --             9,204               --           9,204
                                               ----------------- -----------------  ---------------  --------------
      Total Current Assets                                   143           219,626               --         219,769

Property and Equipment, net                                   --           137,348               --         137,348
                                               ----------------- -----------------  ---------------  --------------

Total Assets                                   $             143 $         356,974  $            --  $      357,117
                                               ================= =================  ===============  ==============

                          ETC TRANSACTION CORPORATION

                               DECEMBER 31, 1995

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                      ETC           Electronic
                                                  Transaction      Transmission        Pro Forma
                                                  Corporation       Corporation       Adjustments       Combined
                                               ----------------- -----------------  ---------------  --------------
Current Liabilities:
  Accounts payable                             $         110,845 $          56,340  $            --  $      167,185
  Accrued expenses                                        40,470               809               --          41,279
  Due to shareholder                                     201,111                --               --         201,111
  Accrued payroll and taxes                                   --           109,131               --         109,131
  Loan payable                                            23,647                --               --          23,647
  Short term debentures                                  605,000                --               --         605,000
                                               ----------------- -----------------  ---------------  --------------

      Total Current Liabilities                          981,073           166,280               --       1,147,353

Stockholders' equity:
  Preferred stock, $1 par value,
     2,000,000 shares authorized;
     no shares issued and outstanding                         --                --               --              --
  Common stock, $0.001 par value,
     unlimited shares authorized;
     8,302,751 shares issued
     and outstanding                                      87,567         1,494,023               --       1,581,590
  Accumulated deficit                                 (1,068,497)       (1,303,329)              --      (2,371,826)
                                               ----------------  ----------------   ---------------  -------------

      Total Stockholders' Equity                        (980,930)          190,694               --        (790,236)
                                               ----------------  -----------------  ---------------  -------------

  Total Liabilities and
      Stockholders' Equity                     $             143 $         356,974  $            --  $      357,117
                                               ================= =================  ===============  ==============

                          ETC TRANSACTION CORPORATION

                 PRO-FORMA STATEMENT OF OPERATIONS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1995




                                                      ETC           Electronic
                                                  Transaction      Transmission        Pro Forma
                                                  Corporation       Corporation       Adjustments      Combined
                                               ----------------- -----------------  ---------------  --------------
Service revenues earned during
  development stage                            $              -- $          66,612   $           --  $       66,612
                                               ----------------- -----------------   --------------  --------------

Costs and Expenses:
  Direct costs incurred during
     development stage                                        --            40,764               --          40,764
  Start up costs                                              --           939,347               --         939,347
  Research and development                                    --           179,830               --         179,830
                                               ----------------- -----------------   --------------  --------------

     Total Costs and Expenses                                 --         1,159,941               --       1,159,941
                                               ----------------- -----------------   --------------  --------------

Loss from operations                                          --        (1,093,329)              --      (1,093,329)

Other Income (Expense):
  Other income                                              (807)               --               --            (807)
  Interest expense                                       (93,375)               --               --         (93,375)
                                               ----------------- -----------------   --------------  -------------

      Total Other Income (Expense)                       (94,182)               --               --         (94,182)
                                               ----------------- -----------------   --------------   -------------

Loss before income tax expense                           (94,182)       (1,093,329)              --      (1,187,511)

Income tax expense                                            --                --               --              --
                                               ----------------- -----------------   ---------------  --------------
Net loss                                       $         (94,182)$      (1,093,329)  $           --   $  (1,187,511)
                                               ================= =================   ===============  =============
Loss per common share:
      Primary and fully-diluted                                                                       $       (0.21)
                                                                                                      =============
Weighted average common
   shares outstanding:
      Primary and fully-diluted                                                                       $   5,708,763
                                                                                                      =============

                          ETC TRANSACTION CORPORATION

                    NOTES TO PRO-FORMA FINANCIAL STATEMENTS




NOTE 1 - BASIS OF PRESENTATION

On February 12, 1997, Electronic Transmission Corporation merged with and into ETC Transaction Corporation.

The pro-forma financial statements included herein do not include all information and foot note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles.

In the opinion of management, the pro-forma financial statements include all necessary adjustments for the fair presentation of the balance sheets and the related statements of operations for the periods noted therein.

The balance sheets show pro-forma adjustments reflect the effects of related intercompany loan which was eliminated when the two entities were combined.

                               INDEX TO EXHIBITS



        EXHIBIT                                                                                 SEQUENTIALLY NUMBERED
         NUMBER                             DESCRIPTION OF EXHIBITS                                      PAGE
        ------    --------------------------------------------------------------------------       ----------------
         2.1      Agreement and Plan  of Merger dated  as of May 1,  1996, by and among  the
                  Registrant and Electronic Transmission Corporation.

         2.2      Certificate  of  Merger,  dated February  11,  1997,  as  filed  with  the
                  Secretary of State of Delaware.

         2.3      Articles of Merger, dated  February 11, 1997, as filed with  the Secretary of State of Texas.

         3.1      Certificate  of Domestication of  the Registrant  from Alberta,  Canada to the State of Delaware.

         3.2      Certificate  of  Incorporation  of   the  Registrant  as  filed  with  the
                  Secretary of State of Delaware.

         3.3      Bylaws of the Registrant.

        23.1      Consent  of  Simonton,  Kutac &  Barnidge,  L.L.P.  as  to  the  financial statements of Electronic Transmission Corporation.